UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2017

Date of Report (Date of earliest event reported)

SAFETY INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50070	13-4181699
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Custom House Street, Boston, Massachusetts 02110

(Address of principal executive offices including zip code)

 (617) 951-0600

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submissions of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Safety Insurance Group, Inc. (the “Company”) was held on May 24, 2017.  Set forth below, with respect to each matter, as applicable, are the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes.

1.	Election of Directors

David F. Brussard was elected as Class  III director of the Company to serve a three-year term.  The voting results were as follows:

Votes For	Votes Withheld	Broker Non-Votes
11,050,877	1,272,202	2,032,176

In addition, the terms of the following directors continued after the Annual Meeting:  Frederic H. Lindeberg, George M. Murphy, Peter J. Manning, and David K. McKown.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders of the Company ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,247,266	81,497	26,492	0

3.	Advisory Vote on Executive Compensation

The shareholders of the Company approved, on a non-binding advisory basis, the executive compensation as disclosed in the Company’s Proxy Statement dated April 11, 2017.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,030,387	268,291	24,401	2,032,176

4.	Advisory Vote on the Frequency of Future Advisory Votes Executive Compensation

The shareholders of the Company approved, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation as disclosed in the Company’s Proxy Statement dated April 11, 2017.  The voting results were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
9,471,269	8,810	2,804,051	38,949	2,032,176

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Insurance Group, Inc.
(Registrant)
Date: May 25, 2017

	By:	/s/ WILLIAM J. BEGLEY, JR.
William J. Begley, Jr.
V.P., Chief Financial Officer and Secretary